Presentation to:

Special Committee of the Board of Directors

NEUTRAL POSTURE
ERGONOMICS, INC

SOUTHWEST SECURITIES
MEMBER: NEW YORK STOCK EXCHANGE

Originally Presented: January 15, 2001

Preface

This book has been prepared by Southwest Securities as part of a presentation being made in support of our opinion as to the fairness of the terms of the proposed transaction from a financial point of view. The material in this book and our analyses contained herein are confidential and are for the use of the Board of Directors and its advisors only. Any publication or use of this material or the analyses contained herein without the express written consent of Southwest Securities is strictly prohibited.

Among the activities conducted in the course of our activities as financial advisor, Southwest Securities received and reviewed business and financial information of the company as developed by the company and held discussions with the management of the company regarding this information. In connection with the analysis contained herein, we have not independently verified any such information and have relied on all such information as being complete and accurate in all material respects. In addition, we have not made or obtained any independent evaluations or appraisals of the properties, assets or liabilities (contingent or otherwise) of the company.

Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own experience and judgment. Such conclusion may involve significant elements of subjective judgment or qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows. Our only opinion is the formal written opinion we have expressed as to the fairness from a financial point of view. The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this book.

Table of Contents

Executive Summary

- **Status** - Neutral Posture Ergonomics, Inc. ("Neutral Posture" or the "Company") proposes to enter into a Definitive Agreement with respect to the acquisition of the Company by a management-led group.
- **Transaction** - The Agreement provides that the Company will be merged with and into the Merger Sub, with the Merger Sub being the surviving corporation and each outstanding Share (other than Shares already owned by the Buyer Group) be converted into the right to receive cash.
- **Buyers** - The management-led group (Buyer Group) currently owns approximately 62% of the Company's outstanding shares of common stock.
- **Acquisition Consideration** - The proposal is to acquire all the outstanding shares of common stock not already owned by the management-led group for a revised cash price of $2.27 per share.
- **Definitive Agreement** - We expect the parties to enter into a mutually satisfactory merger agreement containing customary representations, warranties, covenants, conditions and indemnities.

Executive Summary

- When the terms of a corporate transaction materially effect a corporation or its shareholders, the Directors of the company will often request an investment banker to render an opinion of the fairness. A fairness opinion is a statement by an investment banker that the financial terms of a transaction are fair from a financial point of view to specified parties.
- The purpose of a fairness opinion is to provide an objective standard against which a company's directors, shareholders and other interested parties can evaluate proposals involving business combinations or other significant changes in the status or property rights of the shareholders or corporation to which they relate.
- In rendering a fairness opinion we evaluate:
  - The value of the business or businesses;
  - The value and form of consideration received or paid; and
  - Whether the parties are financially better off as a result of the transaction.

Company Overview

Neutral Posture Ergonomics, Inc.
Balance Sheets
(Dollar amounts in thousands)

	June 30, 2000		September 30, 2000	
	$	%	$	%
ASSETS				
Current assets:				
Cash an equivalents	$ 3,139	30.2%	$ 2,969	28.7%
Accounts receivables	2,704	26.1%	2,845	27.5%
Notes receivable	15	0.1%	15	0.1%
Inventories	1,289	12.4%	1,325	12.8%
Deferred income tax benefits	275	2.7%	275	2.7%
Prepaid expenses	165	1.6%	190	1.8%
Income tax receivable	133	1.3%	65	0.6%
Total current assets	7,719	74.4%	7,683	74.4%
Property and equipment, net	2,267	21.8%	2,266	21.9%
Intangibles, net	167	1.6%	152	1.5%
Deposits and other	223	2.1%	226	2.2%
Total assets	$ 10,376	100.0%	$ 10,328	100.0%
LIABILITIES & SHAREHOLDERS' EQUITY				
Current liabilities:				
Current portion of long-term debt	$ 36	0.3%	$ 36	0.3%
Accounts payable	1,504	14.5%	1,405	13.6%
Accrued liabilities	435	4.2%	400	3.9%
Total current liabilities	1,975	19.0%	1,841	17.8%
Long-term debt	501	4.8%	493	4.8%
Deferred income tax liability	69	0.7%	69	0.7%
Total shareholders' equity	7,832	75.5%	7,925	76.7%
Total liabilities and shareholders' equity	$ 10,376	100.0%	$ 10,328	100.0%

Company Overview

Neutral Posture Ergonomics, Inc.
Income Statements
(Dollar amounts in thousands, except per share amounts)

	Year ended June 30,					Three months ended September 30,	
	1996	1997	1998	1999	2000	1999	2000
Net sales	$ 11,064	$ 12,089	$ 12,181	$ 17,090	$ 17,217	$ 4,384	$ 4,628
Cost of sales	7,683	7,594	7,582	10,737	10,923	2,704	2,873
Gross profit	3,381	4,495	4,599	6,353	6,293	1,680	1,754
Operation expenses:							
Selling	967	1,232	1,320	1,634	1,949	590	816
General and administrative	2,013	2,181	2,187	3,499	4,525	665	808
Total	2,981	3,414	3,507	5,133	6,474	1,255	1,624
Operating income (loss)	401	1,081	1,092	1,220	(181)	425	131
Other income (expense):							
Interest expense	(83)	(139)	(63)	(49)	(48)	(14)	(11)
Interest income	1	14	142	148	173	38	41
Other	25	47	74	9	11	(0)	-
Total	(58)	(78)	153	108	135	24	30
Income (loss) before income taxes	343	1,003	1,245	1,328	(46)	449	161
Income tax expense (benefit)	128	293	460	490	(17)	162	68
Net income (loss)	$ 215	$ 710	$ 785	$ 838	$ (29)	$ 286	$ 93
Earnings per share:							
Basic	$ 0.11	$ 0.31	$ 0.27	$ 0.26	$ (0.01)	$ 0.09	$ 0.03
Diluted	$ 0.11	$ 0.28	$ 0.26	$ 0.25	$ (0.01)	$ 0.09	$ 0.03
Weighted average common shares outstanding:							
Basic	2,000	2,300	2,924	3,253	3,207	3,309	3,272
Diluted	2,000	2,500	3,066	3,344	3,207	3,313	3,272

Company Overview

Neutral Posture Ergonomics, Inc.
Income Statements
Margin Analysis

	Year ended June 30,					Three months ended September 30,	
	1996	1997	1998	1999	2000	1999	2000
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	69.4%	62.8%	62.2%	62.8%	63.4%	61.7%	62.1%
Gross profit	30.6%	37.2%	37.8%	37.2%	36.6%	38.3%	37.9%
Operation expenses:							
Selling	8.7%	10.2%	10.8%	9.6%	11.3%	13.4%	17.6%
General and administrative	18.2%	18.0%	18.0%	20.5%	26.3%	15.2%	17.5%
Total	26.9%	28.2%	28.8%	30.0%	37.6%	28.6%	35.1%
Operating income (loss)	3.6%	8.9%	9.0%	7.1%	-1.0%	9.7%	2.8%
Other income (expense):							
Interest expense	-0.8%	-1.1%	-0.5%	-0.3%	-0.3%	-0.3%	-0.2%
Interest income	0.0%	0.1%	1.2%	0.9%	1.0%	0.9%	0.9%
Other	0.2%	0.4%	0.6%	0.1%	0.1%	0.0%	0.0%
Total	-0.5%	-0.6%	1.3%	0.6%	0.8%	0.5%	0.6%
Income (loss) before income taxes	3.1%	8.3%	10.2%	7.8%	-0.3%	10.2%	3.5%
Income tax expense (benefit)	1.2%	2.4%	3.8%	2.9%	-0.1%	3.7%	1.5%
Net income (loss)	1.9%	5.9%	6.4%	4.9%	-0.2%	6.5%	2.0%

Company Overview

Neutral Posture Ergonomics, Inc.
Income Statements
Percentage Changes

	Year ended June 30,				Three months ended September 30,
	1997 vs. 1996	1998 vs. 1997	1999 vs. 1998	2000 vs. 1999	2000 vs. 1999
Net sales	9.3%	0.8%	40.3%	0.7%	5.6%
Cost of sales	-1.2%	-0.2%	41.6%	1.7%	6.3%
Gross profit	32.9%	2.3%	38.1%	-0.9%	4.4%
Operation expenses:					
Selling	27.4%	7.1%	23.7%	19.3%	38.4%
General and administrative	8.3%	0.3%	60.0%	29.3%	21.4%
Total	14.5%	2.7%	46.3%	26.1%	29.4%
Operating income (loss)	169.9%	1.0%	11.7%	-114.8%	-69.3%
Other income (expense):					
Interest expense	66.5%	-54.6%	-21.7%	-1.8%	-20.8%
Interest income	1777.8%	930.6%	4.3%	16.7%	8.3%
Other	87.9%	57.9%	-87.2%	11.9%	-100.0%
Total	35.5%	-295.4%	-29.3%	24.7%	27.8%
Income (loss) before income taxes	192.6%	24.1%	6.7%	-103.5%	-64.2%
Income tax expense (benefit)	129.4%	57.2%	6.5%	-103.4%	-58.2%
Net income (loss)	230.0%	10.5%	6.8%	-103.5%	-67.5%
Earnings per share:					
Basic	181.8%	-12.9%	-3.7%	-103.8%	-66.7%
Diluted	154.5%	-7.1%	-3.8%	-104.0%	-66.7%

Company Overview

Neutral Posture Ergonomics, Inc.
Statements of Cash Flows
(Dollar amounts in thousands)

	Year ended June 30, 1998	Year ended June 30, 1999	Year ended June 30, 2000	Three months ended September 30, 1999	Three months ended September 30, 2000
Operating activities:					
Net income	$ 785	$ 838	$ (29)	$ 286	$ 93
Noncash items in net income (loss):					
Depreciation and amortization	350	469	607	132	148
Deferred income tax benefit and other	17	(51)	(173)	-	-
Changes in operating working capital:					
Accounts receivable	(867)	(676)	(37)	(200)	(141)
Notes receivable	(82)	157	19	10	-
Inventories	(157)	(134)	(94)	79	(36)
Prepaid expenses and other	11	(162)	60	(72)	(24)
Income taxes payable/receivable	226	(169)	(35)	162	68
Accounts payable	201	620	(72)	(306)	(99)
Accrued liabilities	(287)	203	(109)	(46)	(35)
Deposits and other	(98)	(65)	(30)	-	(5)
Net cash provided by operating activities	99	1,030	107	47	(30)
Investing activities:					
Additions to property and equipment	(444)	(811)	(440)	(64)	(131)
Acquisition of furniture line assets	(731)	(55)	-	-	-
Net cash used for investing activities	(1,175)	(866)	(440)	(64)	(131)
Financing activities:					
Issuance of debt	-	25	-	-	-
Payments on debt	(28)	(36)	(57)	(33)	(9)
Repayment of shareholder note and receivables	43	35	-	-	-
Proceeds from sale of treasury stock	-	-	213	-	-
Purchase treasury stock and S Corp. distributions	(235)	(291)	-	-	-
Proceeds from issuance of common stock, net	4,369	49	-	-	-
Net cash provided by (used for) financing activities	4,150	(218)	155	(33)	(9)
Increase (decrease) in cash and cash equivalents	$ 3,074	$ (54)	$ (178)	$ (50)	$ (170)
Cash and cash equivalents:					
Beginning of period	294	3,370	3,316	3,316	3,139
End of period	$ 3,368	$ 3,316	$ 3,139	$ 3,266	$ 2,969

Historical Price and Volume Performance

Price and Volume 1/1/00 to present chart


Neutral Posture Ergonomics, Inc.
(in thousands)
$3
$2
$1
$0
300
250
200
150
100
50
0
Jan-00
Mar-00
May-00
Jul-00
Sep-00
Nov-00
Jan-01
Volume
Last Price

Historical Price and Volume Performance

Price and volume chart since IPO chart



Neutral Posture Ergonomics, Inc.
(in thousands)
$7
$6
$5
$4
$3
$2
$1
$0
500
400
300
200
100
0
Oct-97
Feb-98
Jun-98
Oct-98
Feb-99
Jun-99
Oct-99
Feb-00
Jun-00
Oct-00
Volume
Last Price

Historical Price and Volume Performance

Percent of Total Volume Traded by Closing Price from January 1, 2000 to January 9, 2001



Volumes in thousands
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
6.7%
209
45.0%
1407
30.8%
963
12.1%
377
5.1%
159
0.2%
6.5
$1.00-$1.24
$1.25-$1.49
$1.50-$1.72
$1.73-$1.99
$2.00-$2.27
$2.28-$2.49

Historical Price and Volume Performance

Percent of Total Volume Traded by Closing Price from October 24, 1997 to January 5, 2001



Volumes in thousands
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
48.9%
3067
15.4%
964
8.1%
506
4.3%
268
9.7%
609
13.6%
851
$1.00-$1.72
$1.73-$2.27
$2.28-$3.99
$4.00-$4.99
$5.00-$5.99
$6.00-$6.99

Selected Comparable Public Companies

Fundamentals - Primary Group
Fiscal Year End of Each Company
(Dollar amounts in thousands, except per share amounts)

Symbol	Company	Revenues	EBITDA	EBIT	Pretax Income	Net Income	Diluted EPS	Tangible Book Value
DMIF	DMI Furniture, Inc.	$ 104,837	$ 7,426	$ 6,354	$ 4,115	$ 2,565	$ 0.60	$ 14,766
FCP	Falcon Products, Inc.	222,495	14,742	8,738	1,467	584	0.07	(55,080)
MLHR	Herman Miller, Inc.	1,938,000	305,900	228,800	221,800	139,700	1.74	294,500
HNI	Hon Industries, Inc.	1,789,281	211,896	146,443	137,575	87,360	1.44	388,155
SCS	Steelcase Inc.	3,316,100	454,100	312,300	296,400	180,900	1.21	1,139,600
NTRL	Neutral Posture	$ 17,217	$ 437	$ (170)	$ (46)	$ (29)	$ (0.01)	$ 7,665

Fundamentals - Primary Group
Latest 12 Months for Each Company
(Dollar amounts in thousands, except per share amounts)

Symbol	Company	Revenues	EBITDA	EBIT	Pretax Income	Net Income	Diluted EPS	Tangible Book Value
DMIF	DMI Furniture, Inc.	$ 104,837	$ 7,426	$ 6,354	$ 4,115	$ 2,565	$ 0.60	$ 14,766
FCP	Falcon Products, Inc.	324,271	44,787	35,029	17,722	10,077	1.15	(46,193)
MLHR	Herman Miller, Inc.	1,991,700	311,800	230,300	222,100	140,500	1.77	288,300
HNI	Hon Industries, Inc.	1,986,620	255,257	178,987	167,182	106,803	1.78	345,064
SCS	Steelcase Inc.	3,722,600	522,900	365,900	336,300	206,100	1.36	1,205,300
NTRL	Neutral Posture	$ 17,460	$ 159	$ (464)	$ (334)	$ (223)	$ (0.07)	$ 7,772

Selected Comparable Public Companies

Fundamentals - Secondary Group

Fiscal Year End of Each Company

(Dollar amounts in thousands, except per share amounts)

Symbol	Company	Revenues	EBITDA	EBIT	Pretax Income	Net Income	Diluted EPS	Tangible Book Value
BSH	Bush Industries, Inc.	$ 441,706	$ 38,489	$ 21,286	$ 11,856	$ 5,762	$ 0.40	$ 124,579
CRC	Chromcraft Revington	246,385	27,581	22,634	21,646	13,074	1.22	70,838
KBALB	Kimball International	1,200,945	114,030	70,229	74,402	48,462	1.19	468,527
KNAP	Knape & Vogt Mfg. Co.	149,837	20,317	14,454	13,047	8,424	1.80	29,728
MITY	Mity Enterprises	47,496	8,053	7,139	7,451	4,700	0.98	21,251
PLAN	Open Plan Systems	35,058	555	(418)	(596)	782	0.17	11,557
RESY	Reconditioned Systems	10,949	849	764	701	701	0.46	3,609
NTRL	Neutral Posture	$ 17,217	$ 437	$ (170)	$ (46)	$ (29)	$ (0.01)	$ 7,865

Fundamentals - Secondary Group

Latest 12 Months for Each Company

(Dollar amounts in thousands, except per share amounts)

Symbol	Company	Revenues	EBITDA	EBIT	Pretax Income	Net Income	Diluted EPS	Tangible Book Value
BSH	Bush Industries, Inc.	$ 457,541	$ 63,097	$ 43,538	$ 32,211	$ 19,417	$ 1.36	$ 132,561
CRC	Chromcraft Revington	269,796	29,818	23,783	21,688	13,164	1.33	76,120
KBALB	Kimball International	1,235,491	115,756	71,261	74,398	47,747	1.18	473,371
KNAP	Knape & Vogt Mfg. Co.	151,108	20,695	14,703	13,241	8,561	1.84	31,475
MITY	Mity Enterprises	47,496	8,053	7,139	7,451	4,700	0.98	21,251
PLAN	Open Plan Systems	39,916	586	(540)	(944)	447	0.09	11,687
RESY	Reconditioned Systems	13,601	1,399	1,309	1,246	1,048	0.71	3,796
NTRL	Neutral Posture	$ 17,460	$ 159	$ (464)	$ (334)	$ (223)	$ (0.07)	$ 7,772

Selected Comparable Public Companies

Market Multiples - Primary Group [1]
Latest 12 Months for Each Company
(Dollar amounts in thousands, except per share amounts)

Symbol	Company	Business Enterprise Value/ Revenues	Business Enterprise Value/ EBITDA	Business Enterprise Value/ EBIT	Market Capitalization/ Pretax Income	P/E Multiples LTM EPS	P/E Multiples 2001E	Market Capitalization/ Tan. Book Value
DMIF	DMI Furniture, Inc.	0.34 x	4.79 x	5.60 x	2.01 x	3.33 x	na	0.56 x
FCP	Falcon Products, Inc.	0.68 x	4.95 x	6.33 x	4.00 x	7.07 x	na	nm
MLHR	Herman Miller, Inc.	1.11 x	7.06 x	9.56 x	9.10 x	14.87 x	12.24 x	7.01 x
HNI	Hon Industries, Inc.	0.86 x	6.72 x	9.59 x	9.09 x	14.19 x	12.82 x	4.41 x
SCS	Steelcase Inc.	0.70 x	4.95 x	7.08 x	6.17 x	10.20 x	9.31 x	1.72 x
	High	1.11 x	7.06 x	9.59 x	9.10 x	14.87 x	12.82 x	7.01 x
	Low	0.34 x	4.79 x	5.60 x	2.01 x	3.33 x	9.31 x	0.56 x
	Mean	0.74 x	5.70 x	7.63 x	6.07 x	9.93 x	11.46 x	3.42 x
	Median	0.70 x	4.95 x	7.08 x	6.17 x	10.20 x	12.24 x	3.06 x

(1) Multilpes based on latest 12 months results except for 2001E P/E that is based on First Call estimates where available.

Selected Comparable Public Companies

Market Multiples - Secondary Group (1)
Latest 12 Months for Each Company
(Dollar amounts in thousands, except per share amounts)

Symbol	Company	Business Enterprise Value/ Revenues	Business Enterprise Value/ EBITDA	Business Enterprise Value/ EBIT	Market Capitalization/ Pretax Income	P/E Multiples LTM EPS	P/E Multiples 2001E	Market Capitalization/ Tan. Book Value
BSH	Bush Industries, Inc.	0.71 x	5.16 x	7.48 x	5.17 x	9.01 x	6.55 x	1.26 x
CRC	Chromcraft Revington	0.46 x	4.15 x	5.20 x	4.50 x	7.66 x	6.06 x	1.28 x
KBALB	Kimball International	0.51 x	5.45 x	8.85 x	7.92 x	12.71 x	10.42 x	1.24 x
KNAP	Knape & Vogt Mfg. Co.	0.52 x	3.83 x	5.39 x	4.60 x	7.17 x	na	1.93 x
MITY	Mity Enterprises	0.72 x	4.22 x	4.76 x	4.64 x	6.95 x	8.73 x	1.63 x
PLAN	Open Plan Systems	0.33 x	22.33 x	nm	nm	16.67 x	6.00 x	0.56 x
RESY	Reconditioned Systems	0.18 x	1.78 x	1.90 x	2.96 x	4.23 x	na	0.97 x
	High	0.72 x	22.33 x	8.85 x	7.92 x	16.67 x	10.42 x	1.93 x
	Low	0.18 x	1.78 x	1.90 x	2.96 x	4.23 x	6.00 x	0.56 x
	Mean	0.49 x	6.70 x	5.60 x	4.96 x	9.20 x	7.55 x	1.27 x
	Median	0.51 x	4.22 x	5.29 x	4.62 x	7.66 x	6.55 x	1.26 x

(1) Multilpes based on latest 12 months results except for 2001E P/E that is based on First Call estimates where available.

Selected Comparable Public Companies

Implied Equity Value Based on Primary Company Group

(Dollar amounts in thousands, except per share data)

Approach	Neutral Posture LTM Amount	Comparable Company Median Multiple	Implied Values	Net Debt[1]	Implied Equity Value	Implied Equity Value Per Share [2]
Multiple of:						
Revenues	$ 17,460	0.70 x	$ 12,148	$ (2,441)	$ 14,589	$ 4.46
EBITDA	159	4.95 x	786	(2,441)	3,227	0.99
EBIT	(464)	7.08 x	nm	-	nm	nm
Pretax Income	(334)	6.17 x				nm
LTM EPS	(0.07)	10.20 x				nm
2001E EPS	0.20	12.24 x				2.46
Tangible Book Value	7,772	3.06 x				7.28
High						$ 7.28
Low						0.99
Mean						3.80
Median						3.46

(1) Net debt defined as total debt outstanding and preferred stock minus cash and equivalents.
(2) Assumes diluted common shares outstanding of 3,272.

Selected Comparable Public Companies

Implied Equity Value Based on Secondary Company Group

(Dollar amounts in thousands, except per share data)

Approach	Neutral Posture LTM Amount	Comparable Company Median Multiple	Implied Values	Net Debt[1]	Implied Equity Value	Implied Equity Value Per Share [2]
Multiple of:						
Revenues	$ 17,460	0.51 x	$ 8,913	$ (2,441)	$ 11,354	$ 3.47
EBITDA	159	4.22 x	669	(2,441)	3,110	0.95
EBIT	(464)	5.29 x	nm	-	nm	nm
Pretax Income	(334)	4.62 x				nm
LTM EPS	(0.07)	7.66 x				nm
2001 EPS	0.20	6.55 x				1.32
Tangible Book Value	7,772	1.26 x				2.99
High						$ 3.47
Low						0.95
Mean						2.18
Median						2.15

(1) Net debt defined as total debt outstanding and preferred stock minus cash and equivalents.
(2) Assumes diluted common shares outstanding of 3,272.

Merger and Acquisition Transactions

Implied Equity Value Based on Selected Merger and Acquisition Transactions

(Dollar amounts in thousands, except per share data)

Approach	Neutral Posture LTM Amount	Acquisition Transaction Median Multiple	Implied Values	Net Debt(1)	Implied Equity Value	Implied Equity Value Per Share(2)
Multiple of:						
Revenues	$ 17,460	1.60 x	$ 27,919	$ (2,441)	$ 30,360	$ 9.28
EBITDA	159	6.77 x	1,074	(2,441)	3,514	1.07
EBIT	(464)	8.75 x	nm	-	nm	nm
Pretax Income	(334)	8.27 x				nm
LTM EPS	(0.07)	12.50 x				nm
Tangible Book Value	7,772	2.23 x				5.30
High						$ 9.28
Low						1.07
Mean						5.22
Median						5.30

(1) Net debt defined as total debt outstanding and preferred stock minus cash and equivalents.
(2) Assumes diluted common shares outstanding of 3,272.

Discounted Cash Flow Analysis

Neutral Posture Ergonomics, Inc.
Management's Revised 6% Model
(Dollar amounts in thousands)

	Year Ended June 30,									
	1996	1997	1998	1999	2000	2001E	2002E	2003E	2004E	2005E
Net Sales	$11,064	$12,089	$ 12,181	$17,090	$17,217	$19,975	$21,174	$22,444	$ 23,791	$ 25,218
EBITDA	642	1,339	1,516	1,699	437	1,149	1,814	2,158	2,484	2,893
EBIT	426	1,128	1,166	1,229	(170)	499	1,164	1,458	1,784	2,143
Provision for Taxes	128	293	460	490	(17)	185	484	606	742	893
Unlevered Net Income	298	835	706	740	(153)	314	680	852	1,042	1,249
Add: Depreciation and Amort. (1)	216	211	350	469	607	650	650	700	700	750
Less: Capital Expenditures (1)	754	414	444	811	440	500	500	500	500	500
Less: Increase in Working Capital	-	-	4,708	314	132	100	60	70	80	90
Unlevered Free Cash Flow	$ (240)	$ 632	$ (4,097)	$ 84	$ (118)	$ 364	$ 770	$ 982	$ 1,162	$ 1,409
Key Assumptions and Relationships (as % of Net Sales)										
Net Sales Growth	-	9.3%	0.8%	40.3%	0.7%	16.0%	6.0%	6.0%	6.0%	6.0%
EBITDA Margin	5.8%	11.1%	12.4%	9.9%	2.5%	5.8%	8.6%	9.6%	10.4%	11.5%
EBIT Margin	3.8%	9.3%	9.6%	7.2%	-1.0%	2.5%	5.5%	6.5%	7.5%	8.5%
Depreciation and Amortization	2.0%	1.7%	2.9%	2.7%	3.5%	3.3%	3.1%	3.1%	2.9%	3.0%
Capital Expenditures	6.8%	3.4%	3.6%	4.7%	2.6%	2.5%	2.4%	2.2%	2.1%	2.0%
Marginal Tax Rate	30.0%	25.9%	39.5%	39.8%	9.9%	37.0%	37.0%	37.0%	37.0%	37.0%

Source: Management's revised projections - 6% Model.
(1) Management's projections for depreciation and amortization and capital expenditures.

Discounted Cash Flow Analysis

Neutral Posture Ergonomics, Inc.
Management's Revised 6% Model
(Dollar amounts in thousands)

Discount Rate	Multiple of Terminal Year EBITDA 4.0x	4.5x	5.0x	5.5x	
25.0%	$ 2,225	$ 2,225	$ 2,225	$ 2,225	Discounted Cash Flow (Unlevered)
	3,792	4,266	4,739	5,213	Discounted Terminal Year Value (1)
	$ 6,017	$ 6,491	$ 6,965	$ 7,439	Total Debt Free Market Value
	0.3x	0.4x	0.4x	0.4x	Multiple of Net Sales (2)
	13.8x	14.9x	16.0x	17.0x	Multiple of EBITDA (3)
	1.1x	1.1x	1.2x	1.3x	Multiple of Book Value (4)
28.3%	$ 2,050	$ 2,130	$ 2,130	$ 2,130	Discounted Cash Flow (Unlevered)
	3,324	3,740	4,155	4,571	Discounted Terminal Year Value (1)
	$ 5,374	$ 5,870	$ 6,285	$ 6,701	Total Debt Free Market Value
	0.3x	0.3x	0.4x	0.4x	Multiple of Net Sales (2)
	12.3x	13.4x	14.4x	15.3x	Multiple of EBITDA (3)
	1.0x	1.1x	1.1x	1.2x	Multiple of Book Value (4)

Discount Rate	Multiple of Terminal year EBITDA 4.0x	4.5x	5.0x	5.5x	
31.7%	$ 1,894	$ 1,894	$ 1,894	$ 1,894	Discounted Cash Flow (Unlevered)
	2,924	3,290	3,655	4,021	Discounted Terminal Year Value (1)
	$ 4,818	$ 5,184	$ 5,549	$ 5,915	Total Debt Free Market Value
	0.3x	0.3x	0.3x	0.3x	Multiple of Net Sales (2)
	11.0x	11.9x	12.7x	13.5x	Multiple of EBITDA (3)
	0.9x	1.0x	1.0x	1.1x	Multiple of Book Value (4)
35.0%	$ 1,756	$ 1,756	$ 1,756	$ 1,756	Discounted Cash Flow (Unlevered)
	2,580	2,903	3,226	3,548	Discounted Terminal Year Value (1)
	$ 4,336	$ 4,659	$ 4,981	$ 5,304	Total Debt Free Market Value
	0.3x	0.3x	0.3x	0.3x	Multiple of Net Sales (2)
	9.9x	10.7x	11.4x	12.1x	Multiple of EBITDA (3)
	0.9x	0.9x	1.0x	1.0x	Multiple of Book Value (4)

Fiscal Year	Time
2001	1
2002	2
2003	3
2004	4
2005	5

Notes:
(1) Assumed multiple of terminal year EDITDA.
(2) Based on Net Sales of $ 17,217
(3) Based on EBITDA of 437
(4) Based on Book Value of 7,772

Discounted Cash Flow Analysis

Neurtal Posture Ergonomics, Inc.
Management's Revised 6% Model
Implied per Share Equity Values
(Dollar amounts in thousands, except per share amounts)

Discount Rate	Terminal Multiples 4.0x	4.5x	5.0x	5.5x
25.0%	$ 2.58	$ 2.73	$ 2.87	$ 3.02
28.3%	2.39	2.54	2.67	2.79
31.7%	2.22	2.33	2.44	2.55
35.0%	2.07	2.17	2.27	2.37
Matrix Summary:				
High				$ 3.02
Low				2.07
Mean				2.50
Median				2.49

Assumptions:

Add: Excess Cash and Equivalents	$ 2,969
Less: Funded Debt	528
Preferred Stock	-
Total Adjustments	$ 2,441
Fully Diluted Common Stock Outstanding	3,272

Discounted Cash Flow Analysis

Neutral Posture Ergonomics, Inc.
Management's Revised 15% Model
(Dollar amounts in thousands)

	Year Ended June 30,									
	1996	1997	1998	1999	2000	2001E	2002E	2003E	2004E	2005E
Net Sales	$11,064	$12,089	$ 12,181	$17,090	$17,217	$19,975	$22,971	$26,417	$ 30,379	$ 34,936
EBITDA	642	1,339	1,516	1,699	437	1,149	2,142	2,946	3,889	5,116
EBIT	426	1,128	1,166	1,229	(170)	499	1,492	2,246	3,189	4,366
Provision for Taxes	128	293	460	490	(17)	185	552	831	1,180	1,615
Unlevered Net Income	298	835	706	740	(153)	314	940	1,414	2,009	2,751
Add: Depreciation and Amort. (1)	216	211	350	469	607	650	650	700	700	750
Less: Capital Expenditures (1)	754	414	444	811	440	500	500	500	500	500
Less: Increase in Working Capital	-	-	4,708	314	132	100	200	220	240	260
Unlevered Free Cash Flow	$ (240)	$ 632	$ (4,097)	$ 84	$ (118)	$ 364	$ 890	$ 1,394	$ 1,969	$ 2,741
Key Assumptions and Relationships (as % of Net Sales)										
Net Sales Growth	-	9.3%	0.8%	40.3%	0.7%	16.0%	15.0%	15.0%	15.0%	15.0%
EBITDA Margin	5.8%	11.1%	12.4%	9.9%	2.5%	5.8%	9.3%	11.1%	12.8%	14.6%
EBIT Margin	3.8%	9.3%	9.6%	7.2%	-1.0%	2.5%	6.5%	8.5%	10.5%	12.5%
Depreciation and Amortization	2.0%	1.7%	2.9%	2.7%	3.5%	3.3%	2.8%	2.6%	2.3%	2.1%
Capital Expenditures	6.8%	3.4%	3.6%	4.7%	2.6%	2.5%	2.2%	1.9%	1.6%	1.4%
Marginal Tax Rate	30.0%	25.9%	39.5%	39.8%	9.9%	37.0%	37.0%	37.0%	37.0%	37.0%

Source: Management's revised projections - 15% Model.
(1) Management's projections for depreciation and amortization and capital expenditures.

Discounted Cash Flow Analysis

Neutral Posture Ergonomics, Inc.
Management's Revised 15% Model
Discounted Cash Flow Summary
(Dollar amounts in thousands)

Discount Rate	Multiple of Terminal Year EBITDA 4.0x	4.5x	5.0x	5.5x	
25.0%	$ 3,280	$ 3,280	$ 3,280	$ 3,280	Discounted Cash Flow (Unlevered)
	6,706	7,544	8,382	9,220	Discounted Terminal Year Value [1]
	$ 9,985	$10,823	$ 11,662	$12,500	Total Debt Free Market Value
	0.6x	0.6x	0.7x	0.7x	Multiple of Net Sales [2]
	22.9x	24.8x	26.7x	28.6x	Multiple of EBITDA [3]
	1.6x	1.7x	1.8x	1.9x	Multiple of Book Value [4]
28.3%	$ 2,997	$ 3,078	$ 3,078	$ 3,078	Discounted Cash Flow (Unlevered)
	5,879	6,614	7,349	8,083	Discounted Terminal Year Value [1]
	$ 8,876	$ 9,691	$ 10,426	$11,161	Total Debt Free Market Value
	0.5x	0.6x	0.6x	0.6x	Multiple of Net Sales [2]
	20.3x	22.2x	23.9x	25.6x	Multiple of EBITDA [3]
	1.5x	1.6x	1.7x	1.8x	Multiple of Book Value [4]

Discount Rate	Multiple of Terminal year EBITDA 4.0x	4.5x	5.0x	5.5x	
31.7%	$ 2,749	$ 2,749	$ 2,749	$ 2,749	Discounted Cash Flow (Unlevered)
	5,171	5,818	6,464	7,111	Discounted Terminal Year Value [1]
	$ 7,920	$ 8,566	$ 9,213	$ 9,859	Total Debt Free Market Value
	0.5x	0.5x	0.5x	0.6x	Multiple of Net Sales [2]
	18.1x	19.6x	21.1x	22.6x	Multiple of EBITDA [3]
	1.3x	1.4x	1.5x	1.6x	Multiple of Book Value [4]
35.0%	$ 2,529	$ 2,529	$ 2,529	$ 2,529	Discounted Cash Flow (Unlevered)
	4,564	5,134	5,705	6,275	Discounted Terminal Year Value [1]
	$ 7,093	$ 7,663	$ 8,234	$ 8,804	Total Debt Free Market Value
	0.4x	0.4x	0.5x	0.5x	Multiple of Net Sales [2]
	16.2x	17.6x	18.9x	20.2x	Multiple of EBITDA [3]
	1.2x	1.3x	1.4x	1.4x	Multiple of Book Value [4]

Fiscal Year	Time
2001	1
2002	2
2003	3
2004	4
2005	5

Notes:

(1) Assumed multiple of terminal year EDITDA.	
(2) Based on Net Sales of	$ 17,217
(3) Based on EBITDA of	437
(4) Based on Book Value of	7,772

Discounted Cash Flow Analysis

Neurtal Posture Ergonomics, Inc.
Management's Revised 15% Model
Implied per Share Equity Values
(Dollar amounts in thousands, except per share amounts)

Discount Rate	Terminal Multiples 4.0x	4.5x	5.0x	5.5x
25.0%	$ 3.80	$ 4.05	$ 4.31	$ 4.57
28.3%	3.46	3.71	3.93	4.16
31.7%	3.17	3.36	3.56	3.76
35.0%	2.91	3.09	3.26	3.44

Matrix Summary:	
High	$ 4.57
Low	2.91
Mean	3.66
Median	3.63

Assumptions:

Add: Excess Cash and Equivalents	$ 2,969
Less: Funded Debt	528
Preferred Stock	-
Total Adjustments	$ 2,441
Fully Diluted Common Stock Outstanding	3,272

Ownership Analysis

Neutral Posture Ergonomics, Inc.

	Number	Percent
Directors and Executive officers:		
Rebecca E. Boenigk	916,510	27.7%
Jaye E. Congeton	814,440	24.6%
Tom Peterson	100,000	3.0%
Executive Officers:		
David W. Ebner	60,100	1.8%
Gregory A. Katt	17,850	*
Mark E. Benten	11,100	*
Directors:		
Susan P. Bari	-	*
Maryla R. Fitch	7,000	*
Dr. Cynthia Pladziewicz	7,500	*
John R. Samuel	-	*
All Directors and Executive Officers as a Group (10 Persons)	1,934,500	58.0%
Five Percent Shareholders:		
Rebecca E. Boenigk	916,510	27.7%
Jaye E. Congleton	814,440	24.6%

* Less than 1%

Breakup/Liquidation Analysis

Neutral Posture Ergonomics, Inc. (1)
(Dollar amounts in thousands)

	At September 30, 2000	Breakup/Liquidation (2) Probability Range Low	High	Breakup/Liquidation Value Range Low	High
Current assets:					
Cash an equivalents	$ 2,969	100.0%	100.0%	$ 2,969	$ 2,969
Accounts receivables	2,845	75.0%	80.0%	2,134	2,276
Notes receivable	15	75.0%	100.0%	11	15
Inventories	1,325	25.0%	35.0%	331	464
Deferred income tax benefits	275	0.0%	0.0%	-	-
Prepaid expenses	190	100.0%	100.0%	190	190
Income tax receivable	65	75.0%	100.0%	49	65
Property and equipment, net	2,266	50.0%	60.0%	1,133	1,360
Intangibles, net	152	75.0%	100.0%	114	152
Deposits and other	226	75.0%	100.0%	169	226
Current liabilities:					
Current portion of long-term debt	36	100.0%	100.0%	36	36
Accounts payable	1,405	100.0%	100.0%	1,405	1,405
Accrued liabilities	400	100.0%	100.0%	400	400
Long-term debt	493	100.0%	100.0%	493	493
Deferred income tax liability	69	0.0%	0.0%	-	-
Total Breakup/Liquidation Value Range (3)				$ 4,766	$ 5,382
Common stock outstanding				3,272	3,272
Breakup/Liquidation Value Range per share (3)				$ 1.46	$ 1.64

(1) The determination of breakup/liquidation value is, by necessity subjective. The valuation of certain items on the balance sheet is relatively easy since they are liquid (for example, cash), but other items, such as property and equipment, are difficult.
(2) Based in part from discussions with Management.
(3) Assumes no Federal income taxes result from the hypothetical sale of these assets and excludes consideration of transaction costs such as legal, brokerage fees and other miscellaneous winding up expenses.

Summary Valuation Analysis

Offer Price Analysis

	Price per Share	Offer Price Premium (Discount)
Proposed Revised Offer Price per Share	$ 2.27	0.0%
Price at closing on October 24, 2000 (1)	$ 1.30	75.0%
Average price for the month ended October 24, 2000	1.24	83.5%
Average price for the three months ended October 24, 2000	1.30	75.0%
Average price for the six months ended October 24, 2000	1.28	77.4%
Average price for the nine months ended October 24, 2000	1.46	55.0%
Average price for the 12 months ended October 24, 2000	1.46	55.8%
Current market price January 11, 2001	1.63	39.7%

(1) Last trading day with price and volume information prior to public announcement.

Summary Valuation Analysis

Merger & Acquisition Premium Analysis (1)

Year	Average	Median	Low Priced Stocks (2)
1995	44.7%	29.2%	37.0%
1996	36.6%	27.3%	35.6%
1997	35.7%	27.5%	33.2%
1998	40.7%	30.1%	39.7%
1999	43.3%	34.6%	37.1%
Neutral Posture Ergonomics Premium			91.2%

(1) Premium calculations are based on the seller's closing market price five business days before the initial announcement. These calculations exclude negative premiums.

(2) Defined as seller's market price of less than $10.00 per share.

Source: Mergerstat Review 2000.

Summary Valuation Analysis

Implied Equity Values by Approach

Approach	Implied Equity Value Per Share (1)			
	High	Low	Mean	Median
Comparable Public Company Approach:				
Primary Company Group	$ 7.28	$ 0.99	$ 3.80	$ 3.46
Secondary Company Group	3.47	0.95	2.18	2.15
Discounted Cash Flow Analysis:				
Revised 6% Growth Model	$ 3.02	$ 2.07	$ 2.50	$ 2.49
Revised 15% Growth Model	4.57	2.91	3.66	3.63
Selected Merger and Acquisition Transactions	$ 9.28	$ 1.07	$ 5.22	$ 5.30
Breakup/Liquidation Value Analysis	$ 1.64	$ 1.46	$ 1.55	$ 1.55
Offer Price Analysis:				
Price at closing on October 24, 2000 (2)	$ 1.30	$ 1.30	$ 1.30	$ 1.30
Average price for the month ended October 24, 2000	1.24	1.24	1.24	1.24
Average price for the six months ended October 24, 2000	1.28	1.28	1.28	1.28
Average price for the 12 months ended October 24, 2000	1.46	1.46	1.46	1.46
Current market price January 11, 2001	1.63	1.63	1.63	1.63
High	$ 9.28	$ 2.91	$ 5.22	$ 5.30
Low	1.24	0.95	1.24	1.24
Mean	3.29	1.49	2.35	2.32
Median	1.64	1.30	1.63	1.63

(1) Assumes diluted common shares outstanding of 3,272.

Summary Valuation Analysis

Purchase Price Analysis
(Dollar amounts in thousands, except per share data)

Proposed revised offer price per share	$ 2.27
Shares outstanding	3,272
Buyer Group percentage ownership	62.0%
Neutral Posture Net Cash Position at 9/30/00	$ 2,441

Hypothetical Purchase Prices Per Share	Implied Purchase Price	Buyer Group Cash Purchase Price (38%)	Additional Cash Outlay (1)	External Financing Required (2)
$ 2.27	$ 7,427	$ 2,822	$ -	$ 381
2.30	7,525	2,860	37	419
2.40	7,852	2,984	162	543
2.50	8,180	3,108	286	667
2.60	8,507	3,233	410	792
2.70	8,834	3,357	535	916
2.80	9,161	3,481	659	1,040
2.90	9,488	3,606	783	1,165

(1) Based on the additional cash purchase price to the Buyer Group above the $2.27 proposed revised offer price per share.

(2) Based on the Company's net cash position at 9/30/00 compared to the Buyer Group's cash purchase price for 38% of the Company.

Rationale for Transaction

Market Situation

- Limited liquidity micro-cap stock makes the Company a public "orphan."
- Lack of analyst coverage exacerbates the liquidity issue.
- It is not likely the Company can expect to grow out of this situation.
- Small-cap and micro-cap stocks significantly under performed the market in 1996, 1997, 1998, 1999 and 2000.
- Equity should be transferred out of the hands of an unadoring public, and into those of either (1) management or (2) a larger company that can capture strategic benefits.
- According to management, the Company has not received any third party acquisition offers in the last year.

Rationale for Transaction

Company Situation

- **The Company has significant customer concentration – *e.g.*, General Services Administration – 19.9%, Relax the Back – 13.0%, United Parcel Service – 7.5%, Sykes Enterprises – 3.6%, and Wrightline – 2.5%.**
- **Relax the Back bankruptcy situation.**
- **The Company has certain supplier concentration risks – *e.g.*, Leggett & Platt, Inc., Shepherd Products, Inc. and Webber Knapp.**
- **The Company faces significant competition from larger, better capitalized companies.**
- **The Company is involved in multiple litigation matters.**

EXHIBITS

Comparable Company Descriptions

DMI Furniture, Inc. DMI Furniture is a vertically integrated manufacturer, importer, and marketer of low to mid-priced office and residential furniture. The company's product lines are: home office and computer workstations, desk chairs, commercial office furniture collections, casual lifestyle furniture, wood residential furniture, and promotionally priced bedroom furniture. Their product lines are marketed through five divisions: DMI Office Furniture, DMI Desk Company, Dolly Madison Furniture, Wynwood, and Home Styles. DMI operates six plants located in Indiana: three furniture production plants, a logging operation, a sawmill and dimension parts plant, and a component part fabrication facility. The company exports its products to Canada, the Caribbean, Mexico, Puerto Rico, and Saudi Arabia.

Falcon Products, Inc. Falcon Products is a designer, manufacturer, and marketer of wood, metal, fiberglass, and rattan furniture and related products for the hospitality, food service and quick service restaurant, and contract/office markets. The company currently operates 12 manufacturing facilities throughout the world and employs over 3,500 employees.

Herman Miller, Inc. Herman Miller researches, designs, manufactures and distributes upscale and contemporary interior furnishings and provides related services for the government, office, home, and healthcare markets. The company sells its products throughout the world and recently began offering selected products over the Internet.

HON Industries HON Industries is a manufacturer of value-priced office furniture through its five operating units: The Hon Company, Allsteel, BPI, Gunlocke, and Holga. These subsidiaries produce products such as file cabinets, desks, chairs, bookcases, etc. The company also manufactures and markets gas and wood-burning fireplaces under its Hearth Technologies operating company, who owns the brands Heat-N-Glo, Heatilator, and Aladdin. HON Industries markets its products in the United States and Canada and exports products to select markets outside of North America, primarily the Caribbean and Latin America.

Comparable Company Descriptions

Steelcase, Inc. Steelcase designs and manufactures office furniture and related products, and offers customer support services to their customers. Its product portfolio includes seating, storage, furniture systems, interior architectural products, technology products, etc. Steelcase operates 20 million square feet of facilities, employs 20,000 employees, and works with 650 independent dealers around the world.

Bush Industries, Inc. Bush Industries is the 8th largest furniture company in the nation. They design, manufacture, and market ready-to-assemble and set-up furniture products for the home and commercial office, home theatre, and bedroom. Their furniture is sold in stores nationwide and distributed internationally to 50 countries. Bush has manufacturing locations throughout the nation and Mexico, with nearly 4 million square feet of manufacturing, warehousing, and distribution space.

Chromcraft Revington Chromcraft Revington designs, manufactures, and markets mid-priced home and office furniture, such as bedroom furniture, dining room furniture, upholstered furniture, and commercial furniture. It's wholly owned subsidiaries Chromcraft Corp., Peters-Revington, Silver Furniture, Cochrane Furniture, and Korn Industries, sells its products through furniture dealers in the United States and Canada.

Kimball International Kimball International manufactures furniture, furniture components, and electronic assemblies through its two business segments. The Furniture and Cabinet segment produces wood and metal products for the office, residential, lodging, and healthcare markets. This segment also manufactures furniture components on an original equipment manufacturer basis. The Electronic Contract Assemblies segment offers contract assembly services to the computer, automotive, defense, medical, and telecommunications industries.

Comparable Company Descriptions

Knape & Vogt Manufacturing Co. Knape & Vogt Manufacturing Company is engaged in the manufacturing of storage hardware and ergonomic products to home centers, mass merchants, hardware chains, specialty distributors, and Original Equipment Manufacturers in the U.S. and Canada. Among its products offered are drawer slides, furniture and cabinet hardware, kitchen and bath products, and shelving products. The company also produces ergonomic products such as adjustable keyboard trays, gel wrist rests, and floating mouse pads.

Mity Enterprises, Inc. Mity Enterprises is a designer, manufacturer, and marketer of institutional furniture thats purpose is to increase the efficiency of its customers. It sells lightweight, durable, folding-leg tables, and stacking and folding chairs to the education, recreation, hospitality, religious, and government markets. Mity Enterprises products are sold under the Mity-Lite, Broda, CenterCore, Domore, DO3, Corel and JG brand names to national and international customers.

Open Plan Systems, Inc. Open Plan Systems restores, remanufactures, and sells modular office workstations. The company buys used products, such as Herman Miller and Haworth Work Stations, from end-users and brokers, then rebuilds them to their customers specifications. Network dealers account for 20% of sales.

Reconditioned Systems, Inc. Reconditioned Systems is a remanufacturer of office workstations and wholesale used furniture. The company specializes in refurbishing Haworth Work Stations, and purchases these used products from manufacturers, dealers, brokers, and end-users. The remanufactured work stations are then sold to dealers and end-users throughout the United States.

Comparable Company – Price and Volume Charts



DMI Furniture, Inc.
(in thousands)
$5
$4
$3
$2
$1
$0
500
450
400
350
300
250
200
150
100
50
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price



Falcon Products, Inc.
(in thousands)
$16
$14
$12
$10
$8
$6
$4
$2
$0
450
400
350
300
250
200
150
100
50
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price

Comparable Company – Price and Volume Charts



Herman Miller, Inc.
(in millions)
$40
$35
$30
$25
$20
$15
$10
$5
$0
20
18
16
14
12
10
8
6
4
2
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price



Hon Industries, Inc.
(in thousands)
$40
$35
$30
$25
$20
$15
$10
$5
$0
2000
1750
1500
1250
1000
750
500
250
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price

Comparable Company – Price and Volume Charts



Steelcase, Inc.
(in millions)
$40
$35
$30
$25
$20
$15
$10
$5
$0
6
5
4
3
2
1
0
Feb-98
Jun-98
Oct-98
Feb-99
Jun-99
Oct-99
Feb-00
Jun-00
Oct-00
Volume
Last Price



Bush Industries, Inc.
(in thousands)
$30
$25
$20
$15
$10
$5
$0
800
600
400
200
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price

Comparable Company – Price and Volume Charts


Chromcraft Revington, Inc,
(in thousands)
$20
$16
$12
$8
$4
$0
300
250
200
150
100
50
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price


Kimball International
(in thousands)
$25
$20
$15
$10
$5
$0
1200
1000
800
600
400
200
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price

Comparable Company – Price and Volume Charts



Knape & Vogt Manufacturing Co.
(in thousands)
$24
$20
$16
$12
$8
$4
$0
350
300
250
200
150
100
50
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price



Mity Enterprises, Inc.
(in thousands)
$20
$16
$12
$8
$4
$0
700
600
500
400
300
200
100
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price

Comparable Company – Price and Volume Charts



Open Plan Systems
(in thousands)
$5
$4
$3
$2
$1
$0
400
350
300
250
200
150
100
50
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price



Reconditioned Systems
(in thousands)
$5
$4
$3
$2
$1
$0
150
125
100
75
50
25
0
Jan-98
Jun-98
Nov-98
Apr-99
Sep-99
Feb-00
Jul-00
Dec-00
Volume
Last Price

Relative Performance Analysis

Price Appreciation for NTRL and Selected Indices

December 31, 1999 to January 10, 2001



80%
60%
40%
20%
0%
-20%
-40%
12/31/99
2/29/00
4/29/00
6/28/00
8/27/00
10/26/00
12/25/00
NTRL
Secondary Competitors
Primary Competitors
Russell 2000
S&P 500

Data: Bloomberg, LP

Merger and Acquisition Descriptions

GKN PLC / Interlake Corp.

GKN PLC acquired all the outstanding common stock of Interlake Corp for $7.25 in cash per share, or a total value of $540.446 million, including the assumption of $292 million in liabilities. Earlier, GKN completed its tender offer for Interlake by accepting 18.7 million shares, or 80.7% of Interlake's shares.

Investor Group / Winsloew Furniture Inc.

A management-led investor group (MI), including Mr. Earl Powell, acquired Winsloew Furniture Inc (WF) for an amended $34.75 in cash per share, or a total value of $274.759 million, in leveraged buyout transaction. Previously, MI agreed to acquire WF for $33.00 per share, or a total value of $267.771 million. Originally, MI agreed to acquire WF for $30.00 per share, or a total value of $236.216 million.

Warburg, Pincus Ventures Inc. / Knoll Inc. (Warburg, Pincus)

Warburg, Pincus Ventures Inc (WP) acquired the remaining 40% stake, or 16.955 million common shares, that it did not already own in Knoll Inc (KI) for a sweetened $28.00 in cash per share, or a total value of $490.82 million. Previously, WP offered KI $25.00 in cash per share, or a total value of $435.945 million.

Investor Group / Meadowcraft Inc.

A management-led investor group, comprised of Chairman Samuel Blount, acquired the remaining 27% stake, or 5.3 million common shares, which it did not already own, in Meadowcraft Inc (MI) for an amended $10.00 in cash per share, or a total value of $53.157 million. Earlier, the investor group completed its tender offer for MI by accepting approximately 4.9 million common shares, or about 24.9% of MI's shares. Originally, the investor group planned to acquire the remaining 27% stake for $8.00 in cash per share.

Merger and Acquisition Descriptions

Falcon Products Inc. / Shelby Williams Industries Inc.

Falcon Products Inc (FPI) acquired all the outstanding common stock of Shelby Williams Industries Inc (SWI) for $16.50 in cash per share, or a total value of $147.445 million. Previously, FPI completed its tender offer for SWI for $16.50 in cash per share, or a total value of $145.153 million, by accepting 8.613 million common shares, or 98% of SWI's shares. The offer was conditioned on at least a majority of shares being tendered.

Investor Group / O'Sullivan Industries Holdings

A management-led investor group and Bruckmann Rosser Sherrill & Co acquired O'Sullivan Industries Holding Inc. (OSI) for an amended $16.75 in cash per share, or a total value of $279.592 million, in a leveraged buyout transaction. Previously, the management-led investor group and Bruckmann Rosser Sherrill & Co offered $17.50 in cash per share, or a total value of $292.789 million. OSI filed termination of registration as a public company on December 7, 1999.

La-Z-Boy Inc. / LADD Furniture Inc.

La-Z-Boy Inc (LZ) acquired LADD Furniture Inc (LF) in a stock swap transaction valued at $294.424 million, including the assumption of $101.5 million in liabilities. LZ offered 1.18 common shares per LF share. Based on LZ's closing stock price of $20.25 on September 27, the last full trading day prior to the announcement, each LF share was valued at $23.895.

Investor Group / Pulaski Furniture Corp.

A management-led investor group, including Pulaski Furniture Corp's (PF) President and CEO John G. Wampler, completed its tender offer to acquire all the outstanding common stock of PF's, a manufacturer of wood household furniture, for $22.50 in cash per share, or a total value of $65.313 million in a leveraged buyout transaction, by accepting 2.025 million common shares or 69.9% of PF's common shares outstanding. The offer was to be conditioned upon at least a majority of PF's shares being tendered.

Addendum

Analysis of Revised Sales Forecast

Neutral Posture Ergonomics, Inc.
Analysis of Revised Sales Forecast (1)

Quarter Ended December 31, 2000:

	Previous Projection		%	Preliminary (Actual)		%
	2000	2001	Change	2000	2001	Change
Sales	$ 4,572	$ 5,690	24.5%	$ 4,572	$ 5,107	11.7%

Quarter Ended March 31, 2001:

	Previous Projection		%	Revised Projection		%
	2000	2001E	Change	2000	2001	Change
Sales	$ 4,067	$ 5,345	31.4%	$ 4,067	$ 5,050	24.2%

Quarter Ended June 30, 2001:

	Previous Projection		%	Revised Projection		%
	2000	2001E	Change	2000	2001	Change
Sales	$ 4,194	$ 5,445	29.8%	$ 4,194	$ 5,190	23.7%

Year Ended June 30, 2001:

	Previous Projection		%	Revised Projection		%
	2000	2001E	Change	2000	2001	Change
Sales	$ 17,217	$ 21,975	27.6%	$ 17,217	$ 19,975	16.0%

(1) Based on revised projections provided to the Board of Directors in a memorandum dated January 3, 2001.